EXHIBIT 99.1

Success Entertainment Group International, Inc. a/k/a/ Renavotio, Inc. Announces Financial Results for the Second Quarter of 2020

Tulsa, Oklahoma--(Newsfile Corp. - August 14, 2020) - Success Entertainment Group International, Inc. a/k/a/ Renavotio, Inc., (OTCQB: SEGN) (“Renavotio,” or the “Company”), today announced its recently-filed unaudited financial results for the second quarter ended June 30, 2020. For further information, please refer to the Company’s recently-filed 10Q on EDGAR.

•	Revenue - Due to a new focus on domestic U.S. business opportunities, coupled with the declining overseas revenues from the COVID-19 pandemic’s economic impact, Renavotio has decided to close and spin off its overseas operations as of June 30, 2020. This will complete the restructuring of SEGN for our launch as Renavotio, Inc (“RI”). The Company’s newly-acquired subsidiary, Renavotio Infratech (“RII”), and its newly-launched Medical Infrastructure division, spearheaded by the Company’s Letter of Intent (“LOI”) to acquire PPE Solutions Group, Inc., should set a strong growth path forward for that division. The recent acquisition of Utility Management Corp. (UMC) fulfills the organic base of three (“3”) operating divisions with infrastructure management thru Utility Management & Construction, LLC (UMCCO), and underground infrastructure installation with Cross-Bo Constructions, LLC. Renavotio projects consolidated revenues of over $10,000,000 for the full-year 2020.

•	Recent Acquisitions - The terms and conditions of the Renavotio Infratech, Inc. and Utility Management Corp. acquisitions were not completed in total until after the end of the second quarter. Therefore, the financials will not be consolidated with that of the Company’s until the third quarter of 2020. This should complete the transition of the historical financials related to the existing overseas subsidiaries, including the completed cancelation of 30 million shares, the proposed spin-off of all of the previous operating subsidiaries, and the final issuance of 6 million shares required to complete the terms and conditions pursuant to the Stock Exchange Agreement signed on April 3, 2020.

•	Total expenses - The Company expects to incur marketing and advertising expenses in order to grow in certain areas, such as new website development, social media programs and engagement, telemarketing, and virtual events. Furthermore, the Company plans to continue investing in product development and to recruit market specific talent and key management hires to achieve growth objectives. With headcount expansion and planned growth, the increased expenses should be more than offset by the anticipated new revenue for 2020.

•	Capital expenditures - The Company plans to grow our CapEx investments to enhance and expand infrastructure and acquisition footprint over the next twenty-four (24) months.

•	Tax rates - The Company expects the full-year 2020 tax rate to be in the high-teens; although, they may see fluctuations in the quarterly tax rate, depending upon financial results.

•	Recent Events - The Company has redeemed its notes with EMA Financial, LLC and Crown Bridge Partners, LLC, and has also completed the sale and transfer of Power Up Lending Group LTD’s convertible notes to Redstart Holdings Corp. The recent notes entered into by the Company are more conventional convertible notes with a floor and an amortization schedule giving the Company the option to prevent any future dilution. The Company continues to provide all required information to FINRA with the goal finalizing its request for a name change and ticker symbol change this quarter. The Company is also putting new protocols in place to protect against cybercrime, due to a recent intrusion into its internet communication which caused a minor loss in capital, and has been identified and eliminated. With the appointment of Dr. Robert Mackey to its Board of Directors, and the formation of Compensation and Audit committees, the Company continues to put structures in place to be fully Sarbanes-Oxley Act compliant as it moves towards its next steps in growth.

•	Future Expansion - The Company’s Personal Protective Equipment (PPE) & Medical Manufacturing division’s initial pilot program for PPE products allowed the Company to develop long term relationships with both domestic and overseas manufactures during the second quarter of 2020. RI continues to focus on “Made in the USA” products. The Company is pursuing partnerships and/or participation in proposed manufacturing facilities in the U.S. RI has targeted four (4) primary PPE products: Gowns, Gloves, Masks, and Disinfecting Cleaners.

•	Impact of COVID-19 on Outlook - The business has been impacted by the COVID-19 pandemic the Company, like many companies, are facing a period of uncertainty in terms of the world’s business outlook. The pandemic has created a unique opportunity for the Company’s PPE & Medical Manufacturing Divisions which is beginning to open up new opportunities for the other two (“2”) infrastructure divisions. The Company expects business performance could be impacted by issues beyond control, including the duration and efficacy of shelter-in-place orders, the effectiveness of economic stimuli around the world, and the fluctuations of currencies relative to the U.S. dollar, among other factors.

In response to the current COVID-19 medical crisis and the continuing need for such products - both now and in the future - RII recently acquired data records and websites targeting telecommunication markets, health and wellness markets, and potential customers such as medical practitioners, pharmacies, health industry professionals, government, and hospitals. The Company has also recently completed product-specific websites that should provide revenue generating opportunities and leads for each of the operating divisions. This data should be a huge benefit to the Company and help expand its medical and utility infrastructure brands, product marking websites, and customer data bases. RI plans to launch these branded marketing websites to drive business and capture interested parties contact information and to facilitate organic growth in these vertical markets in the near future.

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“We are very excited to be nearing completion of Renavotio’s business transformation by building out our three operating divisions: Utility Management & Construction, Infrastructure, and Personal Protective Equipment (PPE) & Medical Manufacturing. We hope to close our acquisition of PPE Solutions Group, Inc. soon, and expect to report meaningful revenue in the third quarter of 2020 once we report our consolidated financials from acquisitions closing in that quarter. We look forward to continued growth in the coming quarters and believe that our re-branding and new focus for the Company will create shareholder value in the near future,” said William “Billy” Robinson, CEO.

Second Quarter 2020 Operational and Other Financial Highlights

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Six Months Ended June 30, 2020
	2020	2019

Revenue	$-	$194,641
Cost of Revenues	-	98,858
Gross Profit	-	95,783

Operating Expenses
General and administrative	254,659	520,004

Net Income (Loss) from Operation before Taxes	(254,659)	(424,221)

Provision for Income Taxes	-	-

Net Income (Loss)	(254,659)	(424,221)

Earnings (Loss) per Common Share-Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	82,033,352	75,000,000

ABOUT SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC. (SEGN):

Success Entertainment Group International Inc. (OTCQB: SEGN), plans to operate three (“3”) infrastructure and financial-based models and fiber optic, 5G, utility management, medical technology, and personal protective equipment (PPE) infrastructure products, e-commerce based organization, sharing platforms, and database membership financial growth management. Such revenue streams may contribute viable and steady growth to the Company.

ABOUT RENAVOTIO, INC. (RII):

Renavotio, Inc. is a holding company focused on infrastructure opportunities including Medical, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. RII initial targets along with recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning.

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ABOUT UTILITY MANAGEMENT CORP

Utility Management Corp is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. One subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution for rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, specializing in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain “forward-looking statements” under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:

Success Entertainment Group International Inc.
Email Contact: brobinson@renavotio.com

Phone: +1(504) 722-7402

Skyline Corporate Communications Group, LLC
Lisa Gray
Senior Account Manager
One Rockefeller Plaza, 10th Floor
New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com

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